UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2018

APOLLO COMMERCIAL REAL ESTATE

FINANCE, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34452	27-0467113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

c/o Apollo Global Management, LLC 9 West 57th Street, 43rd Floor New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Exchange Agreements

On August 2, 2018, Apollo Commercial Real Estate Finance, Inc. (the “Company”) entered into privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of its outstanding 5.50% Convertible Senior Notes due 2019 (the “Existing Notes”), pursuant to which the Company agreed to exchange (the “Exchanges”) approximately $206.2 million in aggregate principal amount of the Existing Notes, for an aggregate of (i) 10,020,328 newly issued shares of ARI common stock (the “Exchange Shares”) plus (ii) approximately $39.3 million in cash, together with accrued and unpaid interest on the Existing Notes up to, but excluding, the settlement date, pursuant to a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended. The Company will not receive any proceeds from the issuance of the Exchange Shares.

The Exchanges settled on or about August 7, 2018. Following the Exchanges, approximately $48.6 million aggregate principal amount of the Existing Notes remains outstanding.

A copy of the press release announcing the entry into the Exchange Agreements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the issuance of the Exchange Shares pursuant to the Exchanges is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Apollo Commercial Real Estate Finance, Inc., dated August 3, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Commercial Real Estate Finance, Inc.

By:	/s/ Stuart A. Rothstein
Stuart A. Rothstein President and Chief Executive Officer

August 8, 2018